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                                                              EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 (File #333-6795) of our reports dated January 12, 1996, except as to the information in Notes L and M for which the date is October 17, 1996, on our audits of the financial statements of Cubist Pharmaceuticals, Inc. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts."

                                                   Coopers & Lybrand L.L.P.

Boston,
Massachusetts
October 18,
1996